EXHIBIT 99.1

                                   FOR:  Home Products International, Inc.

                           APPROVED BY:  James R. Tennant, Chairman & CEO
                                         Home Products International, Inc.
 FOR IMMEDIATE RELEASE                   (773) 890-1010
 ---------------------
                               CONTACT:  Investor Relations:
                                         James Winslow, Executive VP & CFO
                                         Home Products International, Inc.
                                         (773) 890-1010



                    HOME PRODUCTS INTERNATIONAL ANNOUNCES
                SIGNIFICANTLY IMPROVED SECOND QUARTER RESULTS

   Operating results dramatically ahead of last year on increased sales and margins


      Chicago, IL, July 29, 2002 _ Home Products International, Inc. (Nasdaq
 SmallCap: HOMZ), a leader in the housewares industry, today announced financial results for the second quarter and first six months of its 2002 fiscal year.

      The Company reported net earnings of $3.8 million ($0.45 per diluted share) for the second quarter ended June 29, 2002 as compared to net earnings a year ago of $0.8 million ($0.10 per diluted share). The 2001 result included sales and earnings from the Company's servingware product line ("PI") which was sold in July 2001. On a pro forma basis that excludes the 2001 earnings from PI and impact of the change in accounting for goodwill, the 2001 second quarter result would have been a loss of $0.2 million or a loss of $0.02 per diluted share. The significantly improved earnings were the result of higher pro forma sales and increased operating margins. Sales in the quarter increased nearly 10% to $59.6 million from a pro forma $54.4 million a year ago. Results for the second quarter 2002 also reflect the change in accounting for goodwill as of December 30, 2001. Assuming the change in accounting for goodwill occurred at the beginning of fiscal 2001, pro forma net earnings would have been improved by $0.5 million or $0.07 per diluted share.

      For the six months ended June 29, 2002, the Company reported net earnings of $5.2 million ($0.63 per diluted share) as compared to a net loss a year ago of $3.3 million (loss of $0.45 per diluted share). The 2001 result included sales and earnings from the Company's servingware product line ("PI") which was sold in July 2001 as well as first quarter 2001 restructuring and other charges. On a pro forma basis that excludes the 2001 earnings from PI, the restructuring and other charges and impact of the change in accounting for goodwill, the 2001 six-month loss would have been $0.1 million or a loss of $0.02 per diluted share. The significantly improved earnings were the result of higher margins, reduced goodwill amortization and lower interest expense. Sales during the six months were down slightly to $110.6 million from pro forma sales of $111.4 million a year ago. The sales decrease was due to the negative impact of several customers who declared bankruptcy during 2001 and 2002, particularly Ames. Results for fiscal 2002 also reflect the change in accounting for goodwill as of December 30, 2001. Assuming the change in accounting for goodwill occurred at the beginning of fiscal 2001, pro forma net earnings would have been improved by $1.0 million or $0.14 per diluted share.

      The Company reported negative cash flow during the second quarter of $2.4 million as working capital increased to meet the seasonally higher sales levels of the second and third quarters. The Company also noted that total debt, net of cash, declined to $131 million from $219 million a year ago. The significant reduction in debt was due to the net proceeds from the 2001 sale of PI as well as positive cash flow from operations. In the last twelve months, the Company has generated over $18 million of positive cash flow from operations. The Company continues to be in compliance with all of its loan covenants, and net availability under the Company's line of credit at June 29, 2002 was $43 million.

      Commenting on results, James R. Tennant, chairman and chief executive officer, stated, "We are very pleased with our operating results which continue to show dramatic gains year over year on both an actual and pro forma basis. Most impressive is the quarterly sales increase of nearly ten percent. Ultimately all of the actions we take at HPI are focused on growing sales and profits. I am pleased that our shareholders are benefiting from our ability to deliver a strong performance on both counts."

      Mr. Tennant concluded, "As we look ahead, we still must deal with the normal challenges that confront our industry. Today, however, we are better prepared than ever before to both overcome the challenges and capitalize on the opportunities."



 Our second quarter conference call will take place Tuesday, July 30, 2002, starting at 10:00 a.m. Eastern Time (9:00 a.m. CT, 8:00 a.m. MT, and 7:00 a.m. PT). Dial 1-888-515-2235 approximately ten minutes prior to conference time.

 A replay of our second quarter conference call will be available from 1:00 p.m. Eastern Time July 30, 2002 through midnight Eastern Time August 6, 2002. Dial 1-888-203-1112, then enter confirmation code 357745.


 Home Products International, Inc. is an international consumer products company specializing in the manufacture and marketing of quality diversified housewares products. The Company sells its products to all the largest national retailers.


 Some of the statements made in this press release are forward-looking and concern the Company's future growth, product development, markets and competitive position. While management will make its best efforts to be accurate in making these forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially. These include market risks such as increased competition for both the Company and its end users and changes in retail distribution channels; economic risks; financial risks such as fluctuations in the price of raw materials, future liquidity and access to debt and equity markets. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, expected or projected. The Company undertakes no obligation to update any such factors or to announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

                      Home Products International, Inc.
                    Condensed Consolidated Balance Sheets
                              ($ in thousands)


                                                     (Unaudited)
                                                       June 29,   December 29,
                                                         2002         2001
                                                       --------     --------
 Cash                                                 $     501    $   1,091
 Accounts receivable, net                                39,914       36,577
 Inventory, net                                          26,183       17,043
 Prepaid expenses and other current assets                1,372        2,275
                                                       --------     --------
   Current assets                                        67,970       56,986
                                                       --------     --------

 Fixed assets, net                                       39,456       42,631
 Patents and non-compete agreements, net                  1,363        1,616
 Other intangibles, net                                  74,759       74,759
 Other non-current assets                                12,043       11,351
                                                       --------     --------
   Total assets                                       $ 195,591    $ 187,343
                                                       ========     ========

 Accounts payable                                     $  21,277    $  16,834
 Accrued liabilities                                     31,667       33,916
 Current maturities of long term debt                       158          158
                                                       --------     --------
   Current liabilities                                   53,102       50,908
                                                       --------     --------

 Long term debt                                         131,069      130,447
 Other non-current liabilities                            3,233        3,168
                                                       --------     --------
   Long term debt and other non-current liabilities     134,302      133,615
                                                       --------     --------

 Stockholders' equity                                     8,187        2,820
                                                       --------     --------
   Total liabilities and stockholders equity          $ 195,591    $ 187,343
                                                       ========     ========

                               Home Products International, Inc.
                            Consolidated Statements of Operations
                            ($ in thousands, except share amounts)
                                         (unaudited)


                           Thirteen-weeks          Thirteen-weeks        Twenty-six weeks       Twenty-six weeks
                                Ended                   Ended                  ended                  ended
                            June 29, 2002           June 30, 2001          June 29, 2002          June 30, 2001
                          -----------------       -----------------      -----------------      -----------------
  Net sales              $ 59,623     100.0%     $ 65,858     100.0%    $110,630     100.0%    $129,984     100.0%
  Cost of goods sold       44,092      74.0%       49,954      75.9%      82,326      74.4%      99,872      76.8%
  Special charges, net          -         -             -         -            -         -          110       0.1%
                          -----------------       -----------------       -----------------      -----------------
    Gross profit           15,531      26.0%       15,904      24.1%      28,304      25.6%      30,002      23.1%
                          -----------------       -----------------      -----------------      -----------------

  Operating expenses        7,879      13.2%        8,820      13.4%      15,505      14.0%      18,119      14.0%
  Amortization of
    intangibles               123       0.2%          930       1.4%         253       0.2%       1,859       1.4%
  Restructuring and
    other charges               -         -             -         -            -         -        2,483       1.9%
                          -----------------       -----------------      -----------------      -----------------
    Operating profit        7,529      12.6%        6,154       9.3%      12,546      11.4%       7,541       5.8%

  Interest (expense)       (3,454)     (5.8%)      (5,391)     (8.1%)     (6,938)     (6.3%)    (10,870)     (8.4%)
  Other income (expense)     (164)     (0.3%)          28       0.0%        (143)     (0.1%)        104       0.1%
                          -----------------       -----------------      -----------------      -----------------
    Earnings (loss)
      before income taxes   3,911       6.5%          791       1.2%       5,465       5.0%      (3,225)     (2.5%)
                          -----------------       -----------------      -----------------      -----------------

  Income tax (expense)       (176)     (0.3%)         (31)      0.0%        (300)     (0.3%)        (98)     (0.1%)
                          -----------------       -----------------      -----------------      -----------------
    Net earnings (loss)  $  3,735       6.2%     $    760       1.2%    $  5,165       4.7%    $ (3,323)     (2.6%)
                          =================       =================      =================      =================

  Net earnings (loss)
    per share:
      Basic                 $0.48                    $0.10                 $0.67                 ($0.45)
      Diluted               $0.45                    $0.10                 $0.63                 ($0.45)

  Number of weighted
   average common
   shares outstanding:
      Basic             7,750,251                7,466,564               7,744,052            7,465,369
      Diluted           8,212,095                7,622,711               8,161,168            7,465,369

  EBITDA (excluding
    one-time items)      $ 10,198      17.1%      $ 10,144     15.4%      $ 17,772    16.1%    $ 18,186      14.0%



                                Home Products International, Inc.
                        Pro Forma Consolidated Statements of Operations
                             ($ in thousands, except share amounts)
                                          (unaudited)


                                                     Pro Forma                                     Pro Forma
                                                     ---------                                     ---------
                           Thirteen-weeks          Thirteen-weeks        Twenty-six weeks       Twenty-six weeks
                                ended                   Ended                  ended                  Ended
                            June 29, 2002           June 30, 2001          June 29, 2002          June 30, 2001
                          -----------------       -----------------      -----------------      -----------------
  Net sales              $ 59,623     100.0%     $ 54,386     100.0%    $110,630     100.0%    $111,381     100.0%
  Cost of goods sold       44,092      74.0%       42,999      79.1%      82,326      74.4%      88,261      79.2%
                          -----------------       -----------------      -----------------      -----------------
    Gross profit           15,531      26.0%       11,387      20.9%      28,304      25.6%      23,120      20.8%
                          -----------------       -----------------      -----------------      -----------------

  Operating expenses        7,879      13.2%        7,484      13.8%      15,505      14.0%      15,151      13.6%
  Amortization of
    intangibles               123       0.2%          160       0.3%         253       0.2%         319       0.3%
                          -----------------       -----------------      -----------------      -----------------
    Operating profit        7,529      12.6%        3,743       6.8%      12,546      11.4%       7,650       6.9%

  Interest (expense)       (3,454)     (5.8%)      (3,910)     (7.2%)     (6,938)     (6.3%)     (7,794)     (7.0%)
  Other income (expense)     (164)     (0.3%)          28       0.1%        (143)     (0.1%)        104       0.1%
                          -----------------       -----------------      -----------------      -----------------
    Earnings (loss)
      before income taxes   3,911       6.5%         (139)     (0.3%)      5,465       5.0%         (40)     (0.0%)
                          -----------------       -----------------      -----------------      -----------------

  Income tax (expense)       (176)     (0.3%)         (31)     (0.1%)       (300)     (0.3%)        (98)     (0.1%)
                          -----------------       -----------------      -----------------      -----------------
    Net earnings (loss)  $  3,735       6.2%     $   (170)     (0.4%)   $  5,165       4.7%    $   (138)     (0.1%)
                          =================       =================      =================      =================

  Net earnings (loss)
   per share:
      Basic                 $0.48                  ($0.02)                 $0.67                 ($0.02)
      Diluted               $0.45                  ($0.02)                 $0.63                 ($0.02)


  Number of weighted
  average common
  shares outstanding:
      Basic             7,750,251               7,466,564              7,744,052              7,465,369
      Diluted           8,212,095               7,622,711              8,161,168              7,465,369


  EBITDA (excluding
    one-time items)      $ 10,198      17.1%     $  6,543      12.0%    $ 17,772     16.1%     $ 13,353      12.0%


 The above table sets forth for the periods indicated the actual 2002 and 2001 pro forma results of operations as well as the percentage, which the historical and pro forma items in the Statements of Operations bear to net sales. The pro forma results of operations are presented as if the Plastics Inc. product line divestiture and the change in accounting for goodwill had occurred at the beginning of fiscal 2001.  Also excluded are one-time restructuring charges of $2,593, which were incurred during the first quarter 2001.
